AXA Equitable Life Insurance Company

EQUI-VEST® StrategiesSM (Series 901)

Combination Fixed and Variable Deferred Annuity 457(b) EDC Enrollment Form

Application No.

1. Employer information

Employer/and (or) School Name/Unit Name

Unit Number

2. Participant information (check appropriate boxes)

If your Mailing Address is different from the Primary

Residential Address below, please provide your Mailing

Address in Section 8. If you have moved within the last

12 months, please indicate your previous address in

the Special Instructions section.

Mr. Mrs. Miss Ms. Other

Male Female

- -

Social Security Number (Required)

First Name Middle Initial Last Name

Birth Date (M/D/Y) Evening Phone Number Daytime Phone Number

U.S.A. Primary Residential Address – No P.O. Box Permitted

City State Zip Code

Email Address (optional)

Valid Driver’s License No./State Issued ID # State Exp. Date

U.S. Citizen? Yes No (If No, complete below and

attach copy of U.S. Visa or Permanent Resident card)

Country Passport #/Resident Card # U.S. Visa Type

3. Bene?ciary(ies) information

Primary

1. %

First Name Last Name

Relationship to Participant:

Spouse: Male Female

Child: Male Female

Other

T.I.N.: S.S.N. or E.I.N.

Mailing Instructions:

Express Mail: (with money):

JPMorganChase

4 Chase Metrotech Center, 7th Floor Express Mail: (without money):

NY Remit One Image Lockbox # 13823 EQUI–VEST New Business

100 Madison St., Suite 1000

Brooklyn, NY 07188-0823 Syracuse, NY 13202

Regular Mail: (with money):

EQUI-VEST Unit Annuity Regular Mail: (without money):

Lockbox P.O. Box 13823 EQUI–VEST New Business

Newark, NJ 07188-0463 P.O. Box 4704, Syracuse, NY 13221–4704

3. Bene?ciary(ies) information (continued)

Primary

2. %

First Name Last Name

Relationship to Participant:

Spouse: Male Female

Child: Male Female

Other

T.I.N.: S.S.N. or E.I.N.

Contingent

1. %

First Name Last Name

Relationship to Participant:

Spouse: Male Female

Child: Male Female

Other

T.I.N.: S.S.N. or E.I.N.

4. Optional feature Enhanced Death Bene?t

If you would like to elect the Enhanced Death Bene?t, please check the following box:

Yes, I would like to elect the Enhanced Death Bene?t.

5. Contribution amount

If a payment will be forwarded at a later date, you must complete

#5A and, if applicable, #5B. If a payment will be provided when the enrollment form is signed, complete #5C also.

A. Expected First Year Contribution (Excluding Direct

Transfers/Rollovers):

Expected Monthly Expected Annual First

Contribution (Check only one) Year Contribution

$250

$500

$1,000 $

Other $

B. Expected Direct Transfers/Rollover amounts: $

(i) If you intend to allocate all or a portion of this amount to Special Dollar Cost Averaging, also complete #7.

(ii) Provide a breakdown of employee and employer

contributions: $ $

Employee Employer

(iii) Is this a Rollover from a 401(k) Plan? Yes

C. Amount provided with this enrollment form: $

D. Reminder/Contribution Information:

Months to be excluded, if any, from your Plan Contribution

Statement (months must be consecutive from May to

September only):

2011 EDC STRAT (10-12) X03720_core AXA Equitable Life Insurance Company

Cat. No. 147603 (10/12) Page 1 of 5

6. Selection of investment options and

allocation percentages

Must check either Box A or Box B, but not both.

A. Maximum Transfer Flexibility. By checking this box,

you may invest in the investment options listed in

this section which are not boxed off. Transfers out of

the Guaranteed Interest Option will not be limited.

B. Maximum Fund Choice. By checking this box, you

may invest in any of the investment options listed in

this section. Transfers out of the Guaranteed Interest

Option will be limited (see prospectus for details).

Current Allocation (Applies to Boxes A and B): Select the

allocation for the contributions indicated in #5A or any

amounts that you may invest in these investment options

in the future. You can change this allocation for future

contributions at any time. The percentages entered below

must be in whole numbers and total 100%.

Contribution Allocation

Structured Investment Option Segment

% S&P 500 1year -10% Buffer (V1*)

Although not required, you have the ability to choose a Per-

formance Cap Threshold. To choose your Performance Cap

Threshold, please check the box below and complete the

Performance Cap Threshold and Maturity Instructions Election

Form (#146946). The completed form must be

submitted along with this application to our

Processing Of?ce.

I want to choose a Performance Cap Threshold.

Asset Allocation

AXA Allocation

% AXA Aggressive Allocation (18*)

% AXA Balanced Strategy (8Q*)

% AXA Moderate Allocation (T4*)

% AXA Moderate Growth Strategy (8O*)

% AXA Moderate-Plus Allocation (17*)

Target Allocation

% Target 2015 Allocation (6G*)

% Target 2025 Allocation (6H*)

% Target 2035 Allocation (6I*)

% Target 2045 Allocation (6J*)

Other Asset Allocation

% All Asset Growth – Alt 20 (7H*)

% EQ/AllianceBernstein Dynamic Wealth Strategies (8P*)

% EQ/Franklin Templeton Allocation (6P*)

Large Cap Stocks

% AXA Tactical Manager 500 (7M*)

% EQ/BlackRock Basic Value Equity (81*)

% EQ/Boston Advisors Equity Income (33*)

% EQ/Calvert Socially Responsible (92*)

% EQ/Common Stock Index (T1*)

% EQ/Davis New York Venture (6Q*)

% EQ/Equity 500 Index (TE*)

% EQ/Equity Growth PLUS (94*)

% EQ/JPMorgan Value Opportunities (72*)

% EQ/Large Cap Core PLUS (85*)

% EQ/Large Cap Growth Index (82*)

% EQ/Large Cap Growth PLUS (77*)

% EQ/Large Cap Value Index (49*)

% EQ/Large Cap Value PLUS (89*)

% EQ/Lord Abbett Large Cap Core (05*)

% EQ/Montag & Caldwell Growth (34*)

% EQ/Mutual Large Cap Equity (6F*)

% EQ/T. Rowe Price Growth Stock (32*)

% EQ/Van Kampen Comstock (07*)

% Fidelity® VIP Contrafund® (7R*)

% Fidelity® VIP Equity Income (7S*)

% Invesco V.I. Diversi?ed Dividend (8B*)

% MFS® Investors Growth Stock (8I*)

% MFS® Investors Trust (7P*)

% Multimanager Aggressive Equity (T2*)

% Multimanager Large Cap Value (58*)

% Oppenheimer Main Street Fund®/VA (7Q*)

Small/Mid Cap Stocks

% American Century VP Mid Cap Value (7V*)

% AXA Tactical Manager 400 (7L*)

% AXA Tactical Manager 2000 (7K*)

% EQ/AllianceBernstein Small Cap Growth (TP*)

% EQ/AXA Franklin Small Cap Value Core (6E*)

% EQ/GAMCO Small Company Value (37*)

% EQ/Mid Cap Index (55*)

% EQ/Mid Cap Value PLUS (79*)

% EQ/Morgan Stanley Mid Cap Growth (08*)

% EQ/Small Company Index (97*)

% Fidelity® VIP Mid Cap (7U*)

% Goldman Sachs VIT Mid Cap Value (7W*)

% Invesco V.I. Mid Cap Core Equity (7T*)

% Invesco V.I. Small Cap Equity (7X*)

% Ivy Funds VIP Mid Cap Growth (8M*)

% Ivy Funds VIP Small Cap Growth (7Y*)

% Multimanager Mid Cap Growth (59*)

% Multimanager Mid Cap Value (61*)

% Multimanager Small Cap Growth (36*)

% Multimanager Small Cap Value (91*)

International Stocks/Global

% AXA Tactical Manager International (7N*)

% EQ/Global Multi-Sector Equity (78*)

% EQ/International Core PLUS (88*)

% EQ/International Equity Index (TN*)

% EQ/International Value PLUS (73*)

% EQ/MFS International Growth (26*)

% EQ/Oppenheimer Global (6A*)

% EQ/Templeton Global Equity (6D*)

% Invesco V.I. International Growth (7Z*)

% Lazard Retirement Emerging Markets Equity (8H*)

% MFS® International Value (8A*)

% Multimanager International Equity (65*)

Sector/Specialty

% Invesco V.I. Global Real Estate (8C*)

% Ivy Funds VIP Energy (8D*)

% MFS® Technology (8J*)

% MFS® Utilities (8K*)

% Multimanager Technology (67*)

% Van Eck VIP Global Hard Assets (8N*)

Guaranteed-Fixed

% Guaranteed Interest Option (A1*)

AXA Allocation (Not available under Max Flex option)

% AXA Conservative Allocation (15*)

% AXA Conservative Growth Strategy (8R*)

% AXA Conservative-Plus Allocation (16*)

% AXA Conservative Strategy (8S*)

Bonds (Not available under Max Flex option)

% EQ/Core Bond Index (96*)

% EQ/Global Bond PLUS (47*)

% EQ/Intermediate Government Bond (TI*)

% EQ/PIMCO Ultra Short Bond (28*)

% EQ/Quality Bond PLUS (TQ*)

% Invesco V.I. High Yield (8L*)

% Ivy Funds VIP High Income (8G*)

% Multimanager Core Bond (69*)

% Multimanager Multi-Sector Bond (TH*)

% Templeton Global Bond Securities (8F*)

Cash Equivalents (Not available under Max Flex option)

% EQ/Money Market (T3*)

Sector/Specialty (Not available under Max Flex option)

% EQ/Franklin Core Balanced (6C*)

% PIMCO VIT CommodityRealReturn® Strategy (8E*)

% Total of all investment options chosen for

Contribution Allocations must equal 100%

* The number in parentheses is shown for data input only.

2011 EDC STRAT (10-12) X03720_core AXA Equitable Life Insurance Company

Cat. No. 147603 (10/12) Page 2 of 5

7. Special Dollar Cost Averaging (Special DCA)

Only available for direct transfer and rollover contributions.

Choose one time period. 100% of the contribution indicated

in Section #5B(i) will be allocated to Special DCA unless you specify a dollar amount for the time period selected.

3-months: 100% Allocation or $

6-months: 100% Allocation or $

12-months: 100% Allocation or $

Use the Special DCA allocation column below for amounts

to be transferred under the Special DCA program. You

cannot select more than 10 investment options.

If only allocating a portion of the direct transfer or rollover to

Special DCA, you must complete the contribution allocations

listed in #6.

Note: Your choice of Maximum Transfer Flexibility or Maximum

Fund Choice as indicated in #6 will also apply to the investment options listed in this section.

Special DCA Allocation

Structured Investment Option Segment

% S&P 500 1year -10% Buffer (V1*)

Although not required, you have the ability to choose a Perfor-

mance Cap Threshold. To choose your Performance Cap Thresh-

old, please check the box below and complete the Performance

Cap Threshold and Maturity Instructions Election Form (#146946).

The completed form must be submitted along with this application to our Processing Of?ce.

I want to choose a Performance Cap Threshold.

Note: if you elect the Structured Investment Option as part of your allocation percentages in #6 and elected a threshold, the same threshold that you elected will also apply to the Structured Investment

Option if chosen as part of your Special DCA allocations.

Asset Allocation

AXA Allocation

% AXA Aggressive Allocation (18*)

% AXA Balanced Strategy (8Q*)

% AXA Moderate Allocation (T4*)

% AXA Moderate Growth Strategy (8O*)

% AXA Moderate-Plus Allocation (17*)

Target Allocation

% Target 2015 Allocation (6G*)

% Target 2025 Allocation (6H*)

% Target 2035 Allocation (6I*)

% Target 2045 Allocation (6J*)

Other Asset Allocation

% All Asset Growth – Alt 20 (7H*)

% EQ/AllianceBernstein Dynamic Wealth Strategies (8P*)

% EQ/Franklin Templeton Allocation (6P*)

Large Cap Stocks

% AXA Tactical Manager 500 (7M*)

% EQ/BlackRock Basic Value Equity (81*)

% EQ/Boston Advisors Equity Income (33*)

% EQ/Calvert Socially Responsible (92*)

% EQ/Common Stock Index (T1*)

% EQ/Davis New York Venture (6Q*)

% EQ/Equity 500 Index (TE*)

% EQ/Equity Growth PLUS (94*)

% EQ/JPMorgan Value Opportunities (72*)

% EQ/Large Cap Core PLUS (85*)

% EQ/Large Cap Growth Index (82*)

% EQ/Large Cap Growth PLUS (77*)

% EQ/Large Cap Value Index (49*)

% EQ/Large Cap Value PLUS (89*)

% EQ/Lord Abbett Large Cap Core (05*)

% EQ/Montag & Caldwell Growth (34*)

% EQ/Mutual Large Cap Equity (6F*)

% EQ/T. Rowe Price Growth Stock (32*)

% EQ/Van Kampen Comstock (07*)

% Fidelity® VIP Contrafund® (7R*)

% Fidelity® VIP Equity Income (7S*)

% Invesco V.I. Diversi?ed Dividend (8B*)

% MFS® Investors Growth Stock (8I*)

% MFS® Investors Trust (7P*)

% Multimanager Aggressive Equity (T2*)

% Multimanager Large Cap Value (58*)

% Oppenheimer Main Street Fund®/VA (7Q*)

Small/Mid Cap Stocks

% American Century VP Mid Cap Value (7V*)

% AXA Tactical Manager 400 (7L*)

% AXA Tactical Manager 2000 (7K*)

% EQ/AllianceBernstein Small Cap Growth (TP*)

% EQ/AXA Franklin Small Cap Value Core (6E*)

% EQ/GAMCO Small Company Value (37*)

% EQ/Mid Cap Index (55*)

% EQ/Mid Cap Value PLUS (79*)

% EQ/Morgan Stanley Mid Cap Growth (08*)

% EQ/Small Company Index (97*)

% Fidelity® VIP Mid Cap (7U*)

% Goldman Sachs VIT Mid Cap Value (7W*)

% Invesco V.I. Mid Cap Core Equity (7T*)

% Invesco V.I. Small Cap Equity (7X*)

% Ivy Funds VIP Mid Cap Growth (8M*)

% Ivy Funds VIP Small Cap Growth (7Y*)

% Multimanager Mid Cap Growth (59*)

% Multimanager Mid Cap Value (61*)

% Multimanager Small Cap Growth (36*)

% Multimanager Small Cap Value (91*)

International Stocks/Global

% AXA Tactical Manager International (7N*)

% EQ/Global Multi-Sector Equity (78*)

% EQ/International Core PLUS (88*)

% EQ/International Equity Index (TN*)

% EQ/International Value PLUS (73*)

% EQ/MFS International Growth (26*)

% EQ/Oppenheimer Global (6A*)

% EQ/Templeton Global Equity (6D*)

% Invesco V.I. International Growth (7Z*)

% Lazard Retirement Emerging Markets Equity (8H*)

% MFS® International Value (8A*)

% Multimanager International Equity (65*)

Sector/Specialty

% Invesco V.I. Global Real Estate (8C*)

% Ivy Funds VIP Energy (8D*)

% MFS® Technology (8J*)

% MFS® Utilities (8K*)

% Multimanager Technology (67*)

% Van Eck VIP Global Hard Assets (8N*)

AXA Allocation (Not available under Max Flex option)

% AXA Conservative Allocation (15*)

% AXA Conservative Growth Strategy (8R*)

% AXA Conservative-Plus Allocation (16*)

% AXA Conservative Strategy (8S*)

Bonds (Not available under Max Flex option)

% EQ/Core Bond Index (96*)

% EQ/Global Bond PLUS (47*)

% EQ/Intermediate Government Bond (TI*)

% EQ/PIMCO Ultra Short Bond (28*)

% EQ/Quality Bond PLUS (TQ*)

% Invesco V.I. High Yield (8L*)

% Ivy Funds VIP High Income (8G*)

% Multimanager Core Bond (69*)

% Multimanager Multi-Sector Bond (TH*)

% Templeton Global Bond Securities (8F*)

Cash Equivalents (Not available under Max Flex option)

% EQ/Money Market (T3*)

Sector/Specialty (Not available under Max Flex option)

% EQ/Franklin Core Balanced (6C*)

% PIMCO VIT CommodityRealReturn® Strategy (8E*)

% Total of all investment options chosen for

Contribution Allocations must equal 100%

* The number in parentheses is shown for data input only.

2011 EDC STRAT (10-12) X03720_core AXA Equitable Life Insurance Company

Cat. No. 147603 (10/12) Page 3 of 5

8. Special instructions

Use this section to enter the participant’s mailing address if it differs from the primary residential address. Also, for any additional details regarding bene?ciary, replacement, or transfer information.

For Participants whose Mailing Address differs from their

Primary Residential Address in #2.

Participant’s Mailing Address:

Mailing Address — P.O. Box Accepted

City State Zip Code

9. Other Required Information

(Mandatory)

A and B must be completed.

A. Replacement Information: (Must Respond to 1 and 2.)

1. Do you have any other existing life insurance or annuities?

Yes

No

2. Will any existing life insurance or annuity be (or has

it been) surrendered, withdrawn from, loaned against,

changed or otherwise reduced in value, or replaced

in connection with this transaction assuming the

certi?cate applied for will be issued?

Yes

No

If Yes, fully complete the following information (if more

than 3 companies are replaced, provide details in Special

Instructions section):

1. Year Issued

Type of Plan

Company

Contract Number

Company Address

2. Year Issued

Type of Plan

Company

Contract Number

Company Address

3. Year Issued

Type of Plan

Company

Contract Number

Company Address

B. Certi?cate State:

The Certi?cate state is your state of primary residence (Your primary residential address from Section 3) unless you sign

the enrollment form in a different state. If you are signing this enrollment form in a state other than your state of primary

residence, check one box below:

I have a second residence in the state of sale.

I work or conduct business in the state of sale.

If none of the above apply, the enrollment form must be signed in your state of Primary Residence, unless we approve another state.

2011 EDC STRAT (10-12) X03720_core AXA Equitable Life Insurance Company

Cat. No. 147603 (10/12) Page 4 of 5

10. Broker Transfer Authorization

Yes, by signing this enrollment form, I hereby designate my registered representative named in EQUI–VEST

Representative Report to act as my agent in giving investment option transfer instructions by telephone or electronically,

and I authorize AXA Equitable to act on such instructions. I understand that AXA Equitable (i) may rely in good faith on the stated identity of a person placing such instructions, and (ii) will have no liability for any claim, loss, liability, or expense that may arise in connection with such instructions. AXA Equitable will continue to act upon this authorization until such time as it receives my written noti?cation of a change at its processing of?ce. AXA Equitable may (i) change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior notice, and (ii) restrict fax, internet,

telephone and other electronic transfer services because of disruptive transfer activity.

11. Agreement

All information and statements on this enrollment form are true and complete to the best of my knowledge and belief. I understand that no financial professional has the authority to make or modify any certificate on AXA Equitable’s behalf, or to waive or alter any of AXA Equitable’s rights and regulations. I understand that the annuity account value attributable to allocations to the variable investment options of the separate account or variable annuity bene?t payments may increase or decrease and are not guaranteed as to dollar amount. I acknowledge that I have received the most current prospectus and any supplement(s). After reviewing my ?nancial information and goals with my ?nancial professional, I believe that this certi?cate will meet my ?nancial goals.

Consent for Delivery of Initial Prospectus on CD-ROM:

Yes. By checking this box and signing the Enrollment Form below, I acknowledge that I received the initial prospectus on computer readable compact disk ‘‘CD’’, and I am able to access the CD information. In order to retain the prospectus inde?nitely, I understand that I must print it. I also understand that I may request a prospectus in paper format at any time by calling Customer Service at 1-877-222-2144, and that all subsequent prospectus updates and supplements will be provided to me in paper format, unless I enroll in AXA Equitable’s Electronic Delivery Service.

By signing this Enrollment Form the Participant acknowledges that he or she is buying the certi?cate for its feature and bene?ts other than tax deferral, as the tax-deferral feature of the certi?cate does not provide additional bene?ts.

X

Proposed Participant’s Signature Today’s Date (mm/dd/yy) City State

EQUI-VEST® REPRESENTATIVE REPORT Please print in black ink.

All questions must be answered.

A. I CERTIFY THAT A PROSPECTUS AND SUPPLEMENT(S) FOR THE CERTIFICATE HAVE BEEN GIVEN TO THE

PROPOSED PARTICIPANT AND THAT NO WRITTEN SALES MATERIALS OTHER THAN THOSE APPROVED

BY AXA EQUITABLE HAVE BEEN USED. (THE REPRESENTATIVE WHO SECURES THIS ENROLLMENT

FORM MUST SIGN IN THE SPACE PROVIDED BELOW.)

YES

B. DO YOU HAVE REASON TO BELIEVE THAT ANY LIFE INSURANCE OR ANNUITY HAS BEEN OR WILL BE

SURRENDERED, WITHDRAWN FROM, LOANED AGAINST, CHANGED OR OTHERWISE REDUCED IN VALUE,

OR REPLACED IN CONNECTION WITH THIS TRANSACTION, ASSUMING THE CERTIFICATE APPLIED FOR

WILL BE ISSUED ON THE LIFE OF THE PARTICIPANT?

YES NO (IF YES, ATTACH A COPY OF THE REPLACEMENT ACKNOWLEDGEMENT FORM.)

C. DID YOU (i) VERIFY THE IDENTITY BY REVIEWING THE DRIVER’S LICENSE/PASSPORT OF THE

PROPOSED PARTICIPANT, (ii) INQUIRE ABOUT THE SOURCE OF THE CUSTOMER’S ASSETS AND INCOME

AND (III) CONFIRM THAT THE PARTICIPANT IS NOT (NOR IS A FAMILY MEMBER OF OR ASSOCIATED WITH)

A FOREIGN MILITARY, GOVERNMENT OR POLITICAL OFFICIAL?

YES (IF YOU ARE UNABLE TO ANSWER YES TO ALL THREE QUESTIONS, CONTACT YOUR BRANCH

MANAGER.)

D. DO YOU AUTHORIZE THE CERTIFICATE TO BE MAILED DIRECTLY TO THE PROPOSED PARTICIPANT

INSTEAD OF BEING MAILED TO THE BRANCH OFFICE?

YES NO

E. IS THE PARTICIPANT CURRENTLY AN ACTIVE DUTY* MEMBER OF THE ARMED FORCES?

YES NO (IF YES, YOU MUST ALSO SUBMIT A COMPLETED AND SIGNED LIFE INSURANCE/ANNUITY

DISCLOSURE TO ACTIVE DUTY MEMBERS OF THE ARMED FORCES).

* ‘‘ACTIVE DUTY’’ MEANS FULL-TIME DUTY IN THE ACTIVE MILITARY SERVICE OF THE UNITED STATES

AND INCLUDES MEMBERS OF THE RESERVE COMPONENT (NATIONAL GUARD AND RESERVE) WHILE

SERVING UNDER PUBLISHED ORDERS FOR ACTIVE DUTY OR FULL-TIME TRAINING. THE TERM DOES

NOT INCLUDE MEMBERS OF THE RESERVE COMPONENT WHO ARE PERFORMING ACTIVE DUTY OR

ACTIVE DUTY FOR TRAINING UNDER MILITARY CALLS OR ORDERS SPECIFYING PERIODS OF LESS

THAN 31 CALENDAR DAYS.

NAME AND SIGNATURE OF THE FINANCIAL REPRESENTATIVE WHO ANSWERED THE ABOVE QUESTIONS

AND VERIFIED THE ABOVE DOCUMENTS.

PRINT NAME SIGNATURE DATE (MM/DD/YY)

EQUI-VEST ISSUES MUST ADEQUATELY REFLECT THE COMMISSION INTEREST OF ALL REPRESENTATIVES ON PREVIOUS CONTRACTS.

PRINT LAST REPRESENTATIVE

REPRESENTATIVE(S) NAME(S) NAME REPRESENTATIVE REPRESENTATIVE AGENCY INSURANCE

(SERVICE REPRESENTATIVE FIRST) INITIAL NUMBER % CODE LICENSE#*

*WHERE REQUIRED BY STATE REGULATIONS

2011 EDC STRAT (10-12) X03720_core EQUI-VEST® Strategies

ENROLLMENT FORM INSTRUCTIONS FOR REPRESENTATIVE

Please read before completing Enrollment Form.

A. GENERAL

No Enrollment Form will® be processed without a completed EQUI-VEST Representative’s Report. All checks must be made payable to AXA Equitable. Print neatly or type (except where signatures are required).

Do not abbreviate.

Any corrections must be initialed by Participant. Unless otherwise indicated, complete all sections.

B. ITEM

1. EMPLOYER INFORMATION

The Employer and(or) School Name/Unit Name and Unit # must be provided.

2. PARTICIPANT INFORMATION

The participant on whose life annuity bene?ts are determined and upon whose death a death bene?t is payable. Please note: Date of birth and social security number are mandatory. The maximum participant issue age is 80. If the proposed participant is not a U.S. citizen, a copy of the U.S. Visa and I-94 from a green card must be provided with the application. The following U.S. Visa Categories are NOT permitted: B, C, D, F, J, M, Q, TWOV.

3. BENEFICIARY(IES) INFORMATION

The individual who will receive the death bene?t upon the death of the Participant. The participant must name a primary bene?ciary(ies) and may also name a contingent bene?ciary. Indicate the relationship of the bene?ciary to the participant and indicate the gender of the bene?ciary.

4. OPTIONAL FEATURE

Death Bene?t Option: This option resets the guaranteed death bene?t every third participation date anniversary to the annuity account value, if greater than the previously established guaranteed death bene?t (adjusted for loans, withdrawals and contributions). It has a 15 basis point charge that is deducted annually from the annuity account value. If this option is not elected, the standard death bene?t explained in the prospectus will apply. This feature is only available at certi?cate issue, and cannot be terminated once elected.

5. CONTRIBUTION AMOUNT

If payment is to be made after the Enrollment Form is signed, the signed Enrollment Form must be submitted and payment must be forwarded promptly upon receipt.

Part #5A and or #5B must be completed in all cases.

Part #5C is only completed when payment is made at the time the Enrollment Form is signed.

7. SPECIAL DOLLAR COST AVERAGING (SPECIAL DCA)

The Special DCA program is only available for Direct Transfer or Rollover contributions. A minimum contribution amount of $2,000 is needed in order to elect the Special DCA program. Only one time period may be in effect at any time, and once a time period is selected, it cannot be changed. Contribution(s) made to the Special DCA program will be credited with the interest rate in effect on the date the first contribution is received by AXA Equitable and allocated to the time period initially selected. Transfers from Special DCA to the Guaranteed Interest Option or another Special DCA time period are not allowed.

8. SPECIAL INSTRUCTIONS

Use this section to enter the participant’s mailing address if it differs from the primary residential address. Also, for any additional details regarding bene?ciary, replacement, or transfer information.

9. OTHER REQUIRED INFORMATION

Mandatory.

10. BROKER TRANSFER AUTHORIZATION

For use when the participant allows the FP (named in the EQUI-VEST Representative Report) to make investment option transfer instructions on behalf of the participant.

11. AGREEMENT

Participant must sign the Enrollment Form.

REPRESENTATIVE REPORT

If you are not able to see the driver’s license or passport of the participant at the time the enrollment form is signed, you can arrange for the participant to send you photocopies by mail. However, the enrollment form should not be submitted for processing until you have reviewed the copies and answered YES to this question on the Representative’s Report. If you are uncertain how to proceed in a speci?c situation, contact your Branch Controls Manager.